NEWS BULLETIN	FARO Technologies Inc. 125 Technology Park Lake Mary, FL 32746
The Measure of Success

Keith Bair, Senior Vice President and CFO
keith.bair@FARO.com, 407-333-9911

FARO Reports Sales Growth of 10.3%,
Orders Grow 12.3%

LAKE MARY, FL., October 29, 2008 - FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the third quarter ended September 27, 2008. Net income for the third quarter was $2.0 million, or $0.12 per diluted share, an increase of $1.3 million, compared to $0.7 million, or $0.04 per diluted share, in the third quarter of 2007.

Sales for the third quarter of 2008 were $49.1 million, an increase of $4.6 million, or 10.3%, from $44.5 million in the third quarter of 2007. New order bookings for the third quarter were $49.2 million, an increase of $5.4 million, or 12.3%, compared with $43.8 million in the third quarter of 2007.

“We saw double-digit orders and sales growth in the third quarter, but our deal closure rate remains below our historical average, continuing the trend we saw in the first and second quarter of this year,” stated Jay Freeland, President and Chief Executive Officer of FARO. “New leads and customer demos are at our historical levels in all three regions, which remains a positive sign for the business. However, customers continue to delay their purchasing decisions which is resulting in lower than normal growth rates.”

Gross margin for the third quarter of 2008 was 59.1%, compared to 59.4% in the third quarter of 2007. Gross margin decreased primarily as the result of an increase in service costs as a percentage of sales.

Selling expenses as a percentage of sales increased to 31.3% in the third quarter of 2008 from 30.6% in the third quarter of 2007 primarily as a result of an increase in new sales personnel that were added to continue driving the Company’s growth.

General and administrative expenses decreased to 13.5% of sales for the third quarter of 2008 from 17.9% in the third quarter of 2007. General and administrative expenses in the third quarter of 2007 include the accrual of $2.65 million for the estimated fines and penalties related to the settlement of the FCPA matter.

The Company increased spending in research and development to accelerate development of new product platforms. Accordingly, R&D costs were $3.2 million in the third quarter of 2008, an increase from $2.9 million in the third quarter of 2007.

Operating margin for the third quarter of 2008 increased to 5.3% from 2.2% in the quarter ended September 29, 2007.

Income tax expense decreased by $1.1 million to $0.5 million for the three months ended September 27, 2008 from $1.6 million for the three months ended September 29, 2007. This decrease was primarily a result of a reduction in the effective tax rate to 19.9% for the three months ended September 27, 2008, from 69.5% for the three months ended September 29, 2007. The Company’s effective tax rate was 69.5% in the three months ended September 29, 2007 as a result of an increase in expenses that are non-deductible for U.S. income tax purposes of $2.65 million related to the accrual for the previously mentioned FCPA matter. The Company’s effective income tax rate, excluding this effect, would have been 19.9% for the three months ended September 29, 2007.

“In this challenging economic environment, I am pleased with our year-to-date sales growth of more than 15% as well as the strength of our balance sheet with zero debt and more than $100 million in cash and short term investments. Customer interest in our solutions remains strong, but their ability and willingness to transact has slowed. Because of that uncertainty, we are lowering our full-year 2008 revenue guidance from 15-20% growth to 5-10% growth while maintaining our previously issued gross margin guidance of 58-60% of sales. Given the depth and breadth of this global uncertainty, we do not plan to issue guidance for fiscal 2009 until we see stability in the macroeconomic environment,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

•	our inability to further penetrate our customer base;
•	development by others of new or improved products, processes or technologies that make our products obsolete or less competitive;
•	our inability to maintain our technological advantage by developing new products and enhancing our existing products;
•	our inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;
•	the cyclical nature of the industries of our customers and the financial condition of our customers;
•	a slowdown in the manufacturing industry or the domestic and international economies in the regions of the world where the Company operates;
•	the fact that the market potential for the CAM2 market and the potential adoption rate for our products are difficult to quantify and predict;
•	the inability to protect our patents and other proprietary rights in the United States and foreign countries;
•
fluctuations in our annual and quarterly operating results and the inability to achieve our financial operating targets as a result of a number of factors including, without limitation (i) litigation and regulatory action brought against us, (ii) quality issues with our products, (iii) excess or obsolete inventory, (iv) raw material price fluctuations, (v) expansion of our manufacturing capability and other inflationary pressures, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship our products, (viii) the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base, (ix) increases in operating expenses required for product development and new product, marketing, (x) costs associated with new product introductions, such as product development, marketing, assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) our success in expanding our sales and marketing programs, (xiv) start-up costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets, (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xviii) shrinkage or other inventory losses due to product obsolescence, scrap or material price changes, (xix) adverse changes in the manufacturing industry and general economic conditions, (xx) compliance with government regulations including health, safety, and environmental matters, (xxi) the ultimate costs of the Company’s monitoring obligations in respect of the Foreign Corrupt Practices Act (“FCPA”) matter; and (xxii) other factors noted herein;

•	changes in gross margins due to changing product mix of products sold and the different gross margins on different products;

•	our inability to successfully maintain the requirements of Restriction of use of Hazardous Substances (“RoHS”) and Waste Electrical and Electronic Equipment (“WEEE”) compliance into our products;

•	the inability of our products to displace traditional measurement devices and attain broad market acceptance;

•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;

•	the effects of increased competition as a result of recent consolidation in the CAM2 market;

•
risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	the loss of our Chief Executive Officer or other key personnel;

•	difficulties in recruiting research and development engineers, and application engineers;

•	the failure to effectively manage our growth;

•	variations in the effective income tax rate and the difficulty in predicting the tax rate on a quarterly and annual basis; and

•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms.

•	the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO
With approximately 18,000 installations and 8,600 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models -- or to perform evaluations against an existing model — for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO's technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world's best-selling portable measurement arm — the FaroArm; the world's best-selling laser tracker -- the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Photon Laser Scanners; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

###

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 27,	December 31,
(in thousands, except share data)	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$20,160	$25,798
Short-term investments	82,370	77,375
Accounts receivable, net	45,354	54,767
Inventories	37,237	29,100
Deferred income taxes, net	6,034	2,841
Prepaid expenses and other current assets	9,097	6,719
Total current assets	200,252	196,600
Property and Equipment:
Machinery and equipment	18,145	12,895
Furniture and fixtures	3,909	5,008
Leasehold improvements	3,523	3,296
Property and equipment at cost	25,577	21,199
Less: accumulated depreciation and amortization	(16,068)	(13,672)
Property and equipment, net	9,509	7,527
Goodwill	19,544	19,117
Intangible assets, net	8,869	5,970
Service inventory	12,682	10,865
Deferred income taxes, net	1,931	3,460
Total Assets	$252,787	$243,539
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,526	$12,450
Accrued liabilities	13,290	17,989
Income taxes payable	1,470	2,266
Current portion of unearned service revenues	10,846	8,594
Customer deposits	334	337
Current portion of obligations under capital leases	15	18
Total current liabilities	35,481	41,654
Unearned service revenues - less current portion	6,597	6,091
Deferred tax liability, net	1,157	1,073
Obligations under capital leases - less current portion	159	222
Total Liabilities	43,394	49,040
Commitments and contingencies
Shareholders' Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 16,733,554 and 16,700,966 issued; 16,653,859 and 16,604,052 outstanding, respectively	17	17
Additional paid-in-capital	148,782	146,489
Retained earnings	55,299	43,545
Accumulated other comprehensive income	5,446	4,599
Common stock in treasury, at cost - 40,000 shares	(151)	(151)
Total Shareholders' Equity	209,393	194,499
Total Liabilities and Shareholders' Equity	$252,787	$243,539

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(in thousands)	Sep 27, 2008	Sep 29, 2007
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$11,754	$9,689
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,293	3,013
Amortization of stock options and restricted stock units	1,686	956
Provision for bad debts	446	223
Deferred income tax benefit	(1,575)	(542)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	9,198	(218)
Inventories	(9,681)	(4,798)
Prepaid expenses and other current assets	(2,369)	(695)
Income tax benefit from exercise of stock options	(45)	(2,993)
Increase (decrease) in:
Accounts payable and accrued liabilities	(7,654)	2,499
Income taxes payable	(771)	(785)
Customer deposits	(11)	(314)
Unearned service revenues	2,671	5,064
Net cash provided by operating activities	6,942	11,099

INVESTING ACTIVITIES:
Purchases of property and equipment	(4,377)	(1,807)
Payments for intangible assets	(3,584)	(264)
Purchases of short-term investments	(4,995)	(56,990)
Net cash used in investing activities	(12,956)	(59,061)

FINANCING ACTIVITIES:
Payments on capital leases	(68)	(60)
Income tax benefit from exercise of stock options	45	2,993
Proceeds from issuance of stock, net	128	58,409
Net cash provided by financing activities	105	61,342

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	271	(3,660)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,638)	9,720

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,798	15,689

CASH AND CASH EQUIVALENTS, END OF PERIOD	$20,160	$25,409

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	Sep 27, 2008	Sep 29, 2007	Sep 27, 2008	Sep 29, 2007
SALES	$49,095	$44,521	$152,934	$132,389
COST OF SALES (exclusive of depreciation and amortization, shown separately below)	20,086	18,065	59,980	52,873
GROSS PROFIT	29,009	26,456	92,954	79,516

OPERATING EXPENSES:
Selling	15,382	13,625	46,886	39,951
General and administrative	6,614	7,978	19,274	18,496
Depreciation and amortization	1,158	971	3,293	3,013
Research and development	3,237	2,881	9,122	7,129
Total operating expenses	26,391	25,455	78,575	68,589
INCOME FROM OPERATIONS	2,618	1,001	14,379	10,927

OTHER (INCOME) EXPENSE
Interest income	(547)	(590)	(1,624)	(1,182)
Other (income) expense, net	652	(720)	834	(1,427)
Interest expense	2	3	450	7
INCOME BEFORE INCOME TAX	2,511	2,308	14,719	13,529

INCOME TAX EXPENSE	500	1,603	2,965	3,840

NET INCOME	$2,011	$705	$11,754	$9,689

NET INCOME PER SHARE - BASIC	$0.12	$0.04	$0.71	$0.64

NET INCOME PER SHARE - DILUTED	$0.12	$0.04	$0.70	$0.63

Weighted average shares - Basic	16,637,497	15,726,009	16,624,784	15,037,745

Weighted average shares - Diluted	16,731,064	15,988,788	16,751,679	15,315,996